Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Tracy Lorenz
Vice President, Corporate Communications
847/585-3899
www.careered.com

CAREER EDUCATION CORPORATION PROVIDES

REGULATORY AND LEGAL UPDATE

Hoffman Estates, Ill. (June 29, 2005) – Career Education Corporation (Nasdaq: CECO) today provided a regulatory and legal update, which includes a notification from the U.S. Department of Education and two court victories.  The recent victories are a federal court’s dismissal of a qui tam court proceeding against the company, and a state court’s refusal to certify a class action suit against the company’s American InterContinental University (AIU) online campus.

The U.S. Department of Education is reviewing the company’s previously announced restated consolidated financial statements and annual compliance audit opinions for the years 2000 through 2003.  The Department also is looking at pending program reviews that have taken place at at least three of the company’s institutions.   The Department has indicated that until these matters are addressed to its satisfaction, the Department will not approve any new applications by the company for pre-acquisition review or change of ownership.  The Department further advised the company that during this period it will not approve applications for additional locations.  However, the Department confirmed that it will not delay its certification of the company’s previously submitted applications for additional locations.

Career Education is committed to fully cooperating with the Department’s review.  The company already has supplied data to the Department demonstrating its compliance with the Department’s “financial responsibility composite ratios” for its 2000 through 2003 restated financial statements.  According to federal guidelines, the minimum acceptable financial responsibility composite ratio is 1.5 and the maximum is 3.0.  Career Education’s restated ratios for the years ended, 2003, 2002, 2001 and 2000 were 2.4, 2.4, 2.2 and 2.8, respectively, and CEC’s score for 2004 was 2.8.  All of these scores exceed 1.5, which is the threshold for demonstrating financial responsibility according to the Department’s standards, and reflect the strong financial position of the company.  Career Education looks forward to the continued opportunity to share and discuss information with the Department.

CEC also provided a legal update, noting that the United States District Court for the Southern District of Texas has dismissed a federal qui tam action captioned United States ex. rel. Shauntee A. Payne v. Whitman Education Group, Inc., et. al.  This qui tam action had been brought against the Whitman Education Group, and several Whitman schools prior to its acquisition by the company in July 2003.

In another legal victory for the company, an Illinois state court recently denied a plaintiffs’ motion for class certification in a suit filed by former employees, case captioned Finnigan, et. al. v. American InterContinental University Online.  In refusing to certify a class action against AIU Online, the Circuit Court of Cook County, Illinois, Chancery Division, ruled that the “court agrees with all of the arguments made by defendant (AIU Online) in opposing class certification”.

Career Education Corporation (www.careered.com) is one of the largest providers of private, for-profit postsecondary education and has a presence in both on-campus and online education.  CEC’s Colleges, Schools and Universities Group operates over 80 campuses in the U.S., Canada, France, the United Kingdom and the United Arab Emirates and offers doctoral degree, master’s degree, bachelor’s degree, associate degree and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts.  The Online Education Group operates American InterContinental University Online and Colorado Technical University Online and offers a variety of degrees in information technology, business, visual communication and education.  CEC’s total student population on April 30, 2005 was approximately 96,700 students.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipates,” “expects,” “projects,” “plans,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on information currently available to us and involve risks and uncertainties that could cause our actual growth, results, performance and business prospects and opportunities to differ materially from those expressed in, or implied by these statements. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs, including those described herein; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative and other lawsuits; and risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; future financial and operational results; competition; general economic conditions; risks related to our ability to manage and continue growth; and other risk factors relating to our industry and business, as detailed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed with the Securities and Exchange Commission. We disclaim any responsibility to update or revise these forward-looking statements.

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